Exhibit 99.1

SHARPLINK GAMING LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert DeLucia, Chief Financial Officer of the undersigned, and Rob Phythian, Chief Executive Officer of the undersigned, or either of them, for and in the name(s) of the undersigned, with full power of substitution and revocation to vote any and all ordinary shares, par value NIS 0.60 per share, of SharpLink Gaming Ltd. (the “Company”), which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Extraordinary General Meeting of Shareholders of the Company to be held on [●], 2023 at [●] Central time at the Company’s headquarters located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401 USA, and at any adjournment(s) or postponement(s) thereof, and hereby revoking any prior proxies to vote said shares, upon the following items of business and related resolutions as more fully described in the notice of and proxy statement for such Extraordinary General Meeting of Shareholders (receipt of which is hereby acknowledged):

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

FOR THE FULL TEXT OF EACH RESOLUTION SEE THE RELEVANT ITEM IN THE PROXY STATEMENT.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

SHARPLINK GAMING LTD.

[●], 2023

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” proposals 1, 2 and 3 below. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE ☒

1.	To approve the domestication of SharpLink Gaming Ltd. (“SharpLink Israel”) from Israel to the State of Delaware by SharpLink Merger Sub Ltd. (“Domestication Merger Sub”) merging with and into SharpLink Israel pursuant to an Agreement and Plan of Merger, dated June 14, 2023, among SharpLink Israel, Domestication Merger Sub and SharpLink Gaming, Inc. (“SharpLink US”), a copy of which is attached as Annex A to this proxy statement/prospectus, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US and certain matters related thereto, including the approval of the Amended and Restated Certificate of Incorporation of SharpLink US.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To approve and adopt the SharpLink Gaming, Inc. 2023 Equity Incentive plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above.

FOR	AGAINST	ABSTAIN
☐	☐	☐

1

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date

Signature of Shareholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. If two or more persons are joint owners of a share, this instrument must be executed by the person who is registered first in the Company’s Register of Members. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2